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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-92594, 33-92596, 33-92598, 33-92600, 33-92602, 33-92604,
33-92606, 33-92610, 33-92612, 33-92614, 33-92616, 33-92618, 33-92620,
33-92626, 33-92628, 33-92630, 33-92674, 33-93178, 333-19055, 333-22743,
333-24179, 333-30075, and 333-37003 of U.S. Industries, Inc. of our report dated November 17, 1997 with respect to the consolidated/combined financial statements and schedule of U.S. Industries, Inc. included in its Annual
Report on Form 10-K for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


New York, New York
November 25, 1997